UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Market Street, First Floor Philadelphia, Pennsylvania	19106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(877) 258-3722

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2014, Alteva, Inc. (the “Company”) announced that Mr. Brian J. Kelley, age 62, its current Interim Chief Executive Officer since May 7, 2014, has been appointed as the Chief Executive Officer (the “CEO”) and principal executive officer of the Company.

As previously disclosed, Mr. Kelley has served as a member of the Company’s Board of Directors (the “Board”) since November 2013.  Mr. Kelley is also the CEO of Four Winds Advisors LLC, focused on advising technology focused clients on restructuring, turnaround and business development.  Prior to establishing Four Winds, Mr. Kelley served as CEO, snom Technology, Inc., Woburn, Massachusetts, a leading global provider in designing, manufacturing and marketing VoIP communications equipment.  From 2008 to 2012 Mr. Kelley served on the Board of Directors of Tii Network Technologies, Inc., in Edgewood, New York, serving as Board Chairman beginning in 2010 and President and CEO beginning in 2011.  Previously, Mr. Kelley was the President of TAMCO Technology, Tampa, Florida, a financial solutions-focused business management and development company, focusing on telecommunications asset management and financing solutions; was the President and CEO of Cognitronics Corporation, Danbury, Connecticut, a company that provided central-office communications technology hardware and software solutions. Mr. Kelley also held senior management positions with TIE Communications, Inc., Seymour, Connecticut, a publicly-traded diversified telecommunications services company. Mr. Kelley holds a Bachelor of Arts degree in Economics from the University of New Hampshire and a Masters in Business Administration degree from the University of Connecticut.  On May 5, 2014, Mr. Kelley resigned as a member and Chairman of the Board’s Compensation Committee and as a member of the Board’s Audit Committee. Mr. Kelley no longer serves on any Board committees.  There are no family relationships between Mr. Kelley and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Kelley receives an annualized base salary of $285,000, and may be eligible to participate in a discretionary incentive-based program, and to receive a bonus, for 2014.  The Company will reimburse Mr. Kelley for reasonable travel and incidental expenses such as lodging and meals not to exceed $50,000 per year, or $4,166.67 per month, during his tenure.  Mr. Kelley is eligible to participate in employee benefits, fringe benefits or other perquisites similarly available to Company employees in connection with his serving as CEO of the Company.

Item 8.01.Other Events

On August 25, 2014, the Company announced that it had completed its previously announced organizational re-alignment and operational restructuring and that it was undertaking two strategic initiatives:  (a) evaluating selected strategic opportunities to supplement its organic growth potential via acquisition and (b) authorizing a stock repurchase program for up to $3 million of its common stock.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety herein.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 25, 2014, issued by Alteva, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alteva, Inc.
Date:	August 26, 2014	By:	/s/ Brian H. Callahan
Brian H. Callahan
Executive Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 25, 2014, issued by Alteva, Inc.